STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made and entered into as of October 16, 2007 between TIMET Finance Management Company, a Delaware corporation (“Seller”), and CompX International Inc., a Delaware corporation (“CompX”).

Recitals

A.           Seller wishes to sell to CompX, and CompX wishes to purchase from Seller, on the terms and subject to the conditions of this Agreement (collectively, the “Transaction”) 483,600 shares (the “Shares”) of the class A common stock, $0.01 par value per share, of CompX.

B.           The parties do not wish to close the Transaction until the effectiveness of the merger (the Merger”) of CompX Group, Inc., a Delaware corporation that is a parent of CompX, with and into CompX KDL LLC, a Delaware limited liability company of which CompX is the sole member.

Agreement

The parties agree as follows:

ARTICLE I.
THE TRANSACTION

Section 1.1.  Purchase and Sale of Shares.  On the effective date of the Merger (the “Closing Date”) and against payment of the purchase price therefor as specified in Section 1.2, Seller shall sell, transfer, assign and deliver to CompX the Shares.  The Shares shall be delivered electronically to an account designated by CompX.

Section 1.2.  Purchase Price and Payment.  On the Closing Date, CompX shall purchase the Shares for a purchase price of $19.50 per Share or an aggregate purchase price of $9,430,200.00.  The aggregate payment for the Shares shall be made substantially on the terms of the promissory note set forth on Exhibit A attached to this Agreement (the “Promissory Note”).

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE SELLER

Seller hereby represents and warrants to CompX as of the date of this Agreement, and as of the Closing Date as if made at such time, as follows:

Section 2.1.  Authority.  It is a corporation validly existing and in good standing under the laws of the state of its incorporation.  It has full corporate power and authority, without the consent or approval of any other person, to execute and deliver this Agreement and to consummate the Transaction.  All corporate action required to be taken by or on behalf of it to authorize the execution, delivery and performance of this Agreement has been duly and properly taken.

Section 2.2.  Validity.  This Agreement is duly executed and delivered by it and constitutes its lawful, valid and binding obligation, enforceable in accordance with its terms.  The execution and delivery of this Agreement and the consummation of the Transaction by it are not prohibited by, do not violate or conflict with any provision of, and do not result in a default under (a) its charter or bylaws; (b) any material contract, agreement or other instrument to which it is a party or by which it is bound; (c) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to it; or (d) any law, rule or regulation applicable to it, except in each case for such prohibitions, violations, conflicts or defaults that would not have a material adverse consequence to the Transaction.

Section 2.3.  Ownership of Shares.  It is the record and beneficial owner of the Shares and upon consummation of the transactions contemplated by this Agreement, CompX will acquire good and marketable title to the Shares, free and clear of any liens, encumbrances, security interests, restrictive agreements, claims or imperfections of any nature whatsoever, other than restrictions on transfer imposed by applicable securities laws.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

CompX hereby represents and warrants to the Seller as of the date of this Agreement, and as of the Closing Date as if made at such time, as follows:

Section 3.1.  Authority.  It is a corporation validly existing and in good standing under the laws of the State of Delaware.  It has full corporate power and authority, without the consent or approval of any other person, to execute and deliver this Agreement and the Promissory Note and to consummate the Transaction.  All corporate and other actions required to be taken by or on behalf of it to authorize the execution, delivery and performance of this Agreement and the Promissory Note have been duly and properly taken.

Section 3.2.  Validity.  This Agreement and the Promissory Note are duly executed and delivered by CompX and constitute lawful, valid and binding obligations of CompX, each enforceable in accordance with its terms.  The execution and delivery of this Agreement and the Promissory Note and the consummation of the Transaction by CompX are not prohibited by, do not violate or conflict with any provision of, and do not result in a default under (a) its charter or bylaws; (b) any material contract, agreement or other instrument to which it is a party or by which it is bound; (c) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to it; or (d) any law, rule or regulation applicable to it, except in each case for such prohibitions, violations, conflicts or defaults that would not have a material adverse consequence to the Transaction.

ARTICLE IV.
GENERAL PROVISIONS

Section 4.1.   Survival.  The representations and warranties set forth in this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated herein.  The covenants and other agreements set forth in this Agreement shall terminate on the tenth anniversary of this Agreement.

Section 4.2.  Amendment and Waiver.  No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in a writing referring to this Agreement and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 4.3.  Parties and Interest.  This Agreement shall bind and inure to the benefit of the parties named herein and their respective heirs, successors and assigns.

Section 4.4.  Entire Transaction.  This Agreement contains the entire understanding among the parties with respect to the transactions contemplated hereby and supersedes all other agreements and understandings among the parties with respect to the subject matter of this Agreement.

Section 4.5.  Applicable Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 4.6.  Severability.  If any provision of this Agreement is found to violate any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to effect any other provision hereof or the validity of the remainder of this Agreement and such invalid provision shall be deemed deleted to the minimum extent necessary to cure such violation.

Section 4.7.  Notice.  All notices, requests, demands and other communications hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid as follows:

If to the Seller:                                      TIMET Finance Management Company
Nemours Building, Suite 1414
1007 Orange Street
Wilmington, Delaware   19801
Attention:  Secretary

If to the Purchaser:                              CompX International Inc.
5430 LBJ Freeway
Three Lincoln Centre, Suite 1700
Dallas, Texas 75240-2697
Attention:  General Counsel

Section 4.8.  Headings.  The sections and other headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

Section 4.9.  Expenses.  Except as otherwise expressly provided herein, each party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby.

The parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

TIMET Finance Management Company

By: /s/ Joan Yori
Joan Yori, President and Secretary

CompX International, Inc.

By: /s/ Darryl R. Halbert
Darryl R. Halbert, Vice President

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        EXHIBIT A

        SUBORDINATED TERM LOAN PROMISSORY NOTE

        $9,430,200.00                                                                                                                                                                                                                                                   October [__], 2007

For and in consideration of value received, the undersigned, COMPX INTERNATIONAL INC., a corporation duly organized under the laws of Delaware (“Maker”), promises to pay to the order of TIMET FINANCE MANAGEMENT COMPANY, a corporation duly organized under the laws of Delaware (“Payee”), at its address 1007 Orange Street, Suite 1414, Wilmington, Delaware 19801, in lawful money of the United States of America, the principal sum of Nine Million Four Hundred Thirty Thousand Two Hundred United States Dollars ($9,430,200.00) together with interest from the date hereof on the amount of principal from time to time outstanding at a rate equal to the three month United States LIBOR rate as quoted from time to time by The Wall Street Journal or other reliable source, plus one percent (1.00%) per annum. Interest shall be calculated on the basis of a year of 365/366 days and for the actual number of days (including the first, but excluding the last day) elapsed and shall be paid in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 2007.

Principal payments of $44,800 will be due and payable quarterly on the last day of each March, June, September and December commencing September 30, 2008, with any and all remaining outstanding principal and any accrued unpaid interest due on September 30, 2014 (the “Maturity Date”). All payments on this Note shall be applied first to accrued and unpaid interest, next to accrued interest not yet payable, and then to principal against the scheduled principal payments from earliest to latest. Maker may prepay principal at any time without penalty. In the event that principal or interest is not paid within five days of when due or declared due, interest shall thereafter accrue on the full amount of such payment at the rate of United States LIBOR plus three percent (3%) per annum.

Notice of written demand for payment shall be made by Payee to Maker by certified mail, postage prepaid and return receipt requested to Maker’s address as set forth under its signature below. The demand for payment or any other communication shall be deemed given and effective as of the date of delivery or upon receipt as set forth on the return receipt.

Upon the occurrence and during the continuation of an Event of Default (as defined below), Payee shall have all of the rights and remedies provided in the applicable Uniform Commercial Code, this Note or any other agreement between Maker and in favor of Payee, as well as those rights and remedies provided by any other applicable law, rule or regulation. In conjunction with and in addition to the foregoing rights and remedies of Payee, Payee may declare all indebtedness due under this Note, although otherwise unmatured, to be due and payable immediately without notice or demand whatsoever. All rights and remedies of the holder are cumulative and may be exercised singly or concurrently. The exercise of any right or remedy will not be a waiver of any other right or remedy.

For purposes of this Note, an Event of Default shall mean any one of the following events:

(a)           Maker fails to pay quarterly principal payments when due or interest payments within 30 days of becoming due;

        SUBORDINATED TERM LOAN PROMISSORY NOTE

        $9,430,200.00                                                                             October [__], 2007

(b)           Maker otherwise fails to perform or observe any other provision contained in this Note and such breach or failure to perform shall continue for a period of thirty days after notice thereof shall have been given to Makers by the holder hereof;

(c)           Maker defaults under any loan, extension of credit, security agreement, or any other agreement, in favor of any other creditor or person that may materially affect Maker’s ability to repay this Note or perform Maker’s obligations under this Note; or

(d)           Maker becomes insolvent, a receiver is appointed for any part of Maker’s property, Maker makes an assignment for the benefit of creditors, or any proceeding is commenced either by Maker or against Maker under any bankruptcy or insolvency laws.

In the event Payee incurs costs in collecting on this Note, this Note is placed in the hands of any attorney for collection, suit is filed on this Note or if proceedings are had in bankruptcy, receivership, reorganization, or other legal or judicial proceedings for the collection of this Note, Maker agrees to pay on demand to Payee all expenses and costs of collection, including, but not limited to, reasonable attorneys’ fees incurred in connection with any such collection, suit, or proceeding, in addition to the principal and interest then due.

It is agreed that time is of the essence on this Note. The failure of the holder of this Note to exercise any remedy shall not constitute a waiver on the part of the holder of the right to exercise any remedy at any other time. It is the intention of Maker and Payee to conform strictly to applicable usury laws, if any. Accordingly, notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, it is agreed as follows: (i) the aggregate of all interest and any other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with the obligation evidenced hereby shall under no circumstances exceed the maximum amount of interest permitted by applicable law, if any, and any excess shall be deemed a mistake and canceled automatically and, if theretofore paid, shall, at the option of Payee, be refunded to Maker or credited on the principal amount of this Note; and (ii) in the event that the entire unpaid balance of this Note is declared due and payable by Payee, then earned interest may never include more than the maximum amount permitted by applicable law, if any, and any unearned interest shall be canceled automatically and, if theretofore paid, shall at the option of Payee, either be refunded to Maker or credited on the principal amount of this Note.

Maker expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate, notice of acceleration, bringing of suit and diligence in taking any action to collect amounts called for hereunder and is and shall be liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

        SUBORDINATED TERM LOAN PROMISSORY NOTE

        $9,430,200.00                                                             October [__], 2007

If any payment of principal on this Note shall become due on a Saturday, Sunday or public holiday under the laws of Delaware, United States of America, on which banks are not open for business, such payment shall be made on the next succeeding business day in which banks are open for business.

Pursuant to the terms of that certain Subordination Agreement dated October [__], 2007, executed by the Payee, the Maker and certain subsidiaries of the Maker, the indebtedness evidenced by this Note is subordinate and junior in right of payment, to all principal, interest, charges, expenses and attorneys’ fees arising out of or relating to all indebtedness, liabilities and obligations of Maker arising under that certain Credit Agreement dated December 23, 2005, as amended by that certain First Amendment to Credit Agreement dated October [__], 2007, by and between Maker and the Administrative Agent and Lenders set forth therein and all other amendments and modifications thereto, and the Loan Documents (as defined in such Credit Agreement), whether outstanding on the date of this Note or subsequently incurred to renew, extend, modify, or otherwise amend such superior indebtedness (the “Superior Debt”). Superior Debt shall continue to be Superior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification, or waiver of any term of the Superior Debt or extension or renewal of the Superior Debt.

This Note shall be governed by and construed in accordance with the domestic laws of the state of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware..

MAKER:

COMPX INTERNATIONAL INC.

By:

Name:

Title:

Address: